Exhibit 99.1

Imperial Holdings, Inc. Announces Third Quarter 2012 Results

Boca Raton, FL, January 15, 2013 – Imperial Holdings, Inc. (NYSE: IFT) (“Imperial” or the “Company”), a specialty finance company with a focus on providing liquidity solutions to owners of illiquid financial assets, today announced financial results for its third quarter ended September 30, 2012.

Total income (loss) was ($14.2 million) for the three months ended September 30, 2012, compared to total income (loss) of ($1.8 million) for the three months ended September 30, 2011, an increase of $12.4 million. Total expenses were $17.3 million for the three months ended September 30, 2012, compared to $18.6 million for the three months ended September 30, 2011, a decrease of $1.3 million. A significant portion of the Company’s expenses during third quarter of 2012 is attributable to the proposed settlements of the class action and related litigation that arose in the wake of the now settled federal investigation of the Company’s legacy premium finance business. The Company established a reserve for the settlements with a corresponding receivable for insurance recoveries. The net expense of $5.1 million is included in the Company’s total expenses for the three months ended September 30, 2012. Included in this amount is a non-cash charge of $3.1 million associated with the future issuance of 2 million warrants and $500,000 associated with the future issuance of common stock, as contemplated in the proposed settlement terms. The final value of the warrants will be determined at issuance. The Company posted a net loss of $31.5 million or $1.48 per fully diluted share for the three ended September 30, 2012, compared to a net loss of $12.6 million, or $0.59 per fully diluted share, for the three months ended September 30, 2011.

In our life finance segment, income (loss) was ($17.0 million) during the third quarter of 2012 compared to income (loss) of ($5.5 million) for the third quarter of 2011, an increase of $11.5 million. Income (loss) was driven by a ($17.5 million) aggregate decline in the fair value of the Company’s portfolio of 212 life insurance policies to $102.3 million. This decline resulted from applying updated life expectancy reports, which the Company began procuring in anticipation of a capital raising transaction. At September 30, 2012, however, the Company only applied updated reports with respect to 143 of the 212 lives represented in its portfolio and believes that insureds who have deteriorated in health are generally less likely to be responsive to requests for updated medical information. As such, any deteriorations in the health of unresponsive insureds are not reflected in the fair value calculation for the third quarter. For the year ago quarter, the life finance segment posted income (loss) of ($5.5 million), inclusive of a $14.1 decline, to $92.0 million, in the fair value of the Company’s then portfolio of 170 life insurance policies. Fair value of the Company’s investment in life settlements compared to the prior year period was also negatively impacted by the increase in weighted average discount rate used in the Company’s fair value model to 24.61% at September 30, 2012 from 19.51% at September 30, 2011. Segment expenses were $3.7 million during the three months ended September 30, 2012 compared to $11.2 million during the three months ended September 30, 2011, a decline of $7.5 million. Segment operating loss was $20.7 million during the three months ended September 30, 2012, an increase of $4.0 million over segment operating loss of $16.7 million recorded during the three months ended September 30, 2011.

In our Structured Settlement business segment, income was $2.8 million for the three months ended September 30, 2012 compared to $3.4 million for the three months ended September 30, 2011. Segment expenses decreased by $1.6 million to $5.3 million during the third quarter of 2012 compared to $6.9 million in the year ago period, driven by a decrease in advertising expenses of $720,000 and payroll and related costs of $516,000 attributable to a reduction of head count. Segment operating loss was $2.5 million during the three months ended September 30, 2012 compared to segment operating losses of $3.5 million recorded during the three months ended September 30, 2011. The Company originated 253 transactions during the third quarter of 2012 compared to 211 during the same period of 2011, a 19.9% increase.

As of September 30, 2012, the Company had $40.6 million of cash and cash equivalents, and marketable securities. The Company has subsequently reported it has cash and cash equivalents, and marketable securities of $20.3 million at December 31, 2012. The aggregate face value of the Company’s portfolio of life insurance policies was $1.1 billion and the book value of the company at September 30, 2012 was $6.14 per share.

Antony Mitchell, Chief Executive Officer, commented, “Our financial results during the quarter were impacted adversely by non-cash adjustments to the fair value of our investments in life settlements. The decrease in portfolio value resulted from updating certain life expectancy reports in anticipation of a potential financing transaction. Moving forward, we are keenly focused on our cash position and are pursuing financing opportunities to ensure the preservation and maximization of the value of our balance sheet assets.”

“To that end, in our Structured Settlements business segment, we have better aligned our expenses with revenues and expect to operate that business segment near breakeven or better starting with the first quarter of 2013,” concluded Mr. Mitchell.

About Imperial Holdings, Inc.

Imperial is a leading specialty finance company that, through its operating subsidiaries, provides customized liquidity solutions to owners of illiquid financial assets. Imperial’s primary operating units are Life Finance and Structured Settlements. In its Life Finance unit, Imperial purchases and sells life insurance policies. In its Structured Settlements unit, Imperial purchases from individuals long-term annuity payments issued by highly rated U.S. insurance companies. More information about Imperial can be found at www.imperial.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Imperial Holdings, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, and involve known and unknown risks and uncertainties. Although Imperial believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Imperial’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to resolve the previously disclosed issues relating to the delay in its ability to complete and file its periodic reports; unanticipated issues that require additional efforts, procedures or review; ability of the Company or its independent registered public accounting firm to confirm relevant information or data; the Company’s ability to design or improve internal controls to address identified issues; the impact upon operations of legal compliance matters or internal controls review; the investigation by the Securities and Exchange Commission, and potential adverse outcomes associated with the investigations, including payments or fines the Company may be required to make, restrictions placed upon the Company and legal proceedings that may relate to these matters; the possibility that payments due to the Company under certain policies may be delayed; the amount of legal expenses for which the Company is reimbursed under its directors and officers insurance policy; the accuracy of actuarial assumptions underlying the Company’s models; the effect of policy premium payments on the Company’s liquidity; the Company’s continued ability to pay policy premiums; unanticipated accounting issues or audit issues regarding the financial data for the affected periods and future periods; and expenses associated with the foregoing, including costs of legal compliance matters or matters relating to the ongoing internal investigation and additional matters discussed in Imperial’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at www.sec.gov. All forward-looking statements attributable to Imperial or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, Imperial does not assume a duty to update these forward-looking statements.

Contact:

David Sasso

Imperial Holdings, Inc.

Director- Investor Relations

561.672.6114

IR@imperial.com

www.imperial.com

-SELECTED FINANCIAL TABLES FOLLOW-

Imperial Holdings, Inc. and Subsidiaries

CONSOLIDATED AND COMBINED BALANCE SHEETS

	September 30,	December 31,
	2012	2011
	(Unaudited)
	(In thousands except share data)
ASSETS
Assets
Cash and cash equivalents	$16,455	$16,255
Restricted cash	1,148	691
Certificate of deposit - restricted	—	891
Investment securities available for sale, at estimated fair value	24,173	57,242
Deferred costs, net	123	1,874
Prepaid expenses and other assets	14,634	3,277
Deposits - other	2,078	761
Interest receivable, net	1,356	5,758
Loans receivable, net	5,394	29,376
Structured settlement receivables at estimated fair value, net	2,496	12,376
Structured settlement receivables at cost, net	1,783	1,553
Investment in life settlements, at estimated fair value	102,328	90,917
Fixed assets, net	289	585
Other receivable	2,062	1,043

Total assets	$174,319	$222,599

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable and accrued expenses	$11,237	$16,336
Other liabilities	24,993	4,279
Interest payable	358	5,505
Notes payable	1,222	19,277
Income taxes payable	6,295	6,295

Total liabilities	44,105	51,692
Commitments and contingencies (Note 16)
Stockholders’ Equity
Common stock (par value $0.01 per share 80,000,000 and 80,000,000 authorized; 21,206,121 and 21,202,614 issued and outstanding as of September 30, 2012 and December 31, 2011, respectively)	212	212
Additional paid-in-capital	237,960	237,755
Accumulated other comprehensive (loss)	7	(66)
Accumulated deficit	(107,965)	(66,994)

Total stockholders’ equity	130,214	170,907

Total liabilities and stockholders’ equity	$174,319	$222,599

Imperial Holdings, Inc. and Subsidiaries

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(in thousands, except per share data)
Income
Agency fee income	$—	$937	$—	$6,564
Interest income	252	2,289	1,856	7,031
Interest and dividends on investment securities available for sale	72	247	332	441
Origination fee income	45	1,753	483	5,858
Realized gain on sale of structured settlements	2,187	2,240	7,796	5,457
Realized gain on sale of life settlements	—	—	291	5
Gain on forgiveness of debt	—	198	—	4,880
Unrealized change in fair value of life settlements	(17,530)	(14,074)	(8,401)	14,811
Unrealized change in fair value of structured settlements	409	928	1,587	2,145
Servicing fee income	271	376	955	1,447
Gain on maturities of life settlements with subrogation rights, net	—	3,188	6,090	3,188
Other income	123	155	989	481

Total income	(14,171)	(1,763)	11,978	52,308
Expenses
Interest expense	141	1,660	1,219	7,431
Provision for losses on loans receivable	—	3,583	441	3,712
(Gain) loss on loan payoffs and settlements, net	(139)	261	14	3,927
Loss on life settlement write off	140	—	140	—
Amortization of deferred costs	254	1,409	1,751	4,913
Personnel costs	3,595	4,836	12,317	14,158
Marketing costs	1,034	1,754	4,481	4,185
Legal fees	9,328	1,821	22,918	4,187
Professional fees	1,559	1,452	5,272	4,238
Insurance	626	186	1,712	548
Other selling, general and administrative expenses	771	1,652	2,730	4,173

Total expenses	17,309	18,614	52,995	51,472

(Loss) income before income taxes	(31,480)	(20,377)	(41,017)	836
(Benefit) provision for income taxes	(5)	(7,827)	(46)	1,352

Net loss	$(31,475)	$(12,550)	$(40,971)	$(516)

Loss per share:
Basic	$(1.48)	$(0.59)	$(1.93)	$(0.03)

Diluted	$(1.48)	$(0.59)	$(1.93)	$(0.03)

Weighted average shares outstanding:
Basic	21,206,121	21,202,614	21,205,622	18,728,435

Diluted	21,206,121	21,202,614	21,205,622	18,728,435

Structured Settlements Business Segment Data

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Period Originations:
Number of transactions	253	211	756	618
Number of transactions from repeat customers	94	78	263	218
Average purchase discount rate	18.9%	17.6%	18.8%	18.0%
Face value of undiscounted future payments purchased	$34,186	$26,033	$99,565	$67,749
Amount paid for settlements purchased	$5,604	$5,774	$17,519	$14,425
Marketing costs	$1,034	$1,806	$4,481	$4,266
Selling, general and administrative (excluding marketing costs)	$4,226	$5,095	$12,392	$10,969
Average Per Origination During Period:
Face value of undiscounted future payments purchased	$135	$123	$132	$110
Amount paid for settlement purchased	$22	$27	$23	$23
Time from funding to maturity (months)	121.9	147.9	129.2	151.9
Marketing cost per transaction	$4	$9	$6	$7
Segment selling, general and administrative (excluding marketing costs) per transaction	$17	$24	$16	$18
Period Sales:
Number of transactions originated and sold	252	178	692	586
Realized gain on sale of structured settlements	$2,187	$2,243	$7,796	$5,460
Average sale discount rate	10.7%	10.6%	10.7%	10.3%
End of Period Portfolio:
Number of transactions on balance sheet	130	115	130	115

Life Finance Business Segment Data

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011
Period Acquisitions — Policies Owned
Number of policies acquired	9	52	29	131
Average age of insured at acquisition	76.1	78.4	75.1	78.2
Average life expectancy - Calculated LE (Years)	12.7	10.1	13.4	10.1
Average death benefit	$4,817	$5,547	$5,206	$5,056
Aggregate purchase price	$2,255	$24,451	$5,034	$50,155

End of Period — Policies Owned
Number of policies owned	212	170	212	170
Average Life Expectancy - Calculated LE (Years)	10.5	10.5	10.5	10.5
Aggregate Death Benefit	$1,058,156	$853,492	$1,058,156	$853,492
Aggregate fair value	$102,328	$91,967	$102,328	$91,967
Monthly premium — average per policy	$10.9	$11.0	$10.9	$11.0

End of Period Loan Portfolio
Loans receivable, net	$5,394	$46,446	$5,394	$46,446
Number of policies underlying loans receivable	31	179	31	179
Aggregate death benefit of policies underlying loans receivable	$135,725	$868,752	$135,725	$868,752
Number of loans with insurance protection	11	121	11	121
Loans receivable, net (insured loans only)	$1,821	$29,923	$1,821	$29,923
Average Per Loan:
Age of insured in loans receivable	75.8	75.2	75.8	75.2
Life expectancy of insured (years)	15.2	15.2	15.2	15.2
Monthly premium	$6	$6	$6	$6
Loan receivable, net	$186	$259	$186	$259
Interest rate	12.9%	12.2%	12.9%	12.2%

Period Originations:
Number of loans originated (by type):
Type 1*	—	6	—	44
Type 2**	—	2	—	11
Principal balance of loans originated	$—	$2,549	$—	$18,385
Aggregate death benefit of policies underlying loans originated	$—	$38,000	$—	$311,850
Average Per Origination During Period:
Age of insured at origination	—	76.0	—	75.7
Life expectancy of insured (years)	—	13.8	—	14.5
Monthly premium (year of origination)	$—	$7	$—	$11
Death benefit of policies underlying loans originated	$—	$4,750	$—	$5,377
Principal balance of the loan	$—	$319	$—	$334
Interest rate charged	—	14.0%	—	14.0%
Agency fee	$—	$118	$—	$110
Agency fee as % of principal balance
Type 1*	—	43.4%	—	39.0%
Type 2**	—	29.1%	—	20.7%
Origination fee	$—	$80	$—	$80
Annualized origination fee as % of principal balance	—	18.9%	—	24.3%

*	We define Type 1 loans as loans that are collateralized by life insurance policies that have been in force less than two years.
**	We define Type 2 loans as loans that are collateralized by life insurance policies that have been in force longer than two years.